Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FIRST QUARTER 2013 RESULTS

First Quarter 2013 Highlights

•                  Cash available for distribution (“CAD”) of $0.21 per share.

•                  Increased first quarter 2013 cash dividend to $0.19 per common share, representing a 90% increase over the last seven quarters.

•                  $1.6 billion of investments closed in 2013, including $677 million of invested equity.

•                  Total capital raised to date of $887 million in our non-traded REIT, including $287 million raised since year end and $108 million raised in April.

NEW YORK, NY, May 3, 2013 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the first quarter ended March 31, 2013.

First Quarter 2013 Results

NorthStar reported cash available for distribution (“CAD”) for the first quarter 2013 of $38.6 million, or $0.21 per share. For the first quarter 2013, NorthStar reported net cash provided by operating activities of $42.7 million.  For more information and a reconciliation of CAD to net cash provided by operating activities, please refer to the tables on the following pages.

Net income to common stockholders for the first quarter 2013 was $36.6 million, or $0.20 per diluted share, compared to a net loss of $(33.9) million, or $(0.33) per diluted share for the first quarter 2012.  First quarter 2013 net income includes $30.3 million of non-cash fair value adjustments, compared to $(73.9) million of non-cash fair value adjustments for the first quarter 2012.  These non-cash fair value adjustments are excluded from CAD and adjusted funds from operations.

David T. Hamamoto, chairman and chief executive officer, commented “NorthStar has had an active beginning to 2013 and as a result we were able to announce a seventh consecutive quarterly increase to our common stock dividend.  This quarter we also introduced a new operating metric that we believe provides investors an important indicator of our operating performance and a metric that we strongly consider in evaluating our distribution policy, which we intend to continue doing on a quarterly basis. While our CAD of $0.21 per share for the first quarter was comfortably in excess of our current dividend, we deployed a substantial amount of capital at accretive levels in the second half of the first quarter and at the beginning of the second quarter, which we expect will translate into higher CAD per share in the coming quarters.”

Investments

Real Estate

Year to date, NorthStar made $1.1 billion of equity investments in real estate, including the acquisition of an $865 million portfolio of manufactured housing communities which was financed with eight separate 10-year, non-recourse mortgages in the aggregate amount of $640 million at a weighted average fixed interest rate of 4.02%. NorthStar expects to earn an initial current yield of approximately 14% on its $215 million of invested equity.  Additionally, NorthStar acquired seven multifamily properties comprising approximately 2,600 units for an aggregate purchase price of $212 million, which was financed with seven separate 10-year, non-recourse mortgages in the aggregate amount of $156 million at a weighted average fixed interest rate of 3.91%.  NorthStar expects to earn a weighted average initial current yield of 14% on its $54 million of invested equity.

CRE Loans

Year to date, NorthStar originated four commercial real estate loans with $204 million aggregate principal amount, including a $166 million loan in connection with the financing of the Milford Plaza hotel.  NorthStar expects to earn a weighted average initial current yield of approximately 13% on its $119 million of invested equity in these loans with potential upside through

NorthStar’s 35% ownership interest in the Milford Plaza hotel and the retail component of the hotel, pro-rata with NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”).

Opportunistic Investments

NorthStar completed the closing of the acquisitions of 45 limited partnership interests in real estate private equity funds.  On February 15, 2013, NorthStar funded a total of $282 million in connection with the initial closing of this transaction, which reflects its proportionate purchase price for all of the limited partnership interests (the “Funds”).  The aggregate reported net asset value of the Funds was $789 million at June 30, 2012. NorthStar is entitled to $41 million of distributions from the Funds since June 30, 2012 through March 31, 2013 and in the first quarter recorded $8 million of income and $33 million of return of capital. For additional details regarding this transaction, please refer to the tables on the following pages.

The principal proceeds NorthStar could receive from CDO bonds acquired year to date is $13 million, which were purchased for $7 million. As of May 3, 2013, the principal proceeds NorthStar could receive from its owned CDO bonds is $709 million, of which $559 million was repurchased at an average price of 32% in the secondary market and has a weighted average original credit rating of A/A2.  The discount to par of $383 million represents potential imbedded cash flows that we may realize in future periods in addition to our capital invested in these bonds.

NorthStar had approximately $8.7 billion of assets under management as of March 31, 2013, adjusted for the $865 million manufactured housing portfolio acquired on April 5, 2013.

For additional details regarding NorthStar’s investments, please refer to the tables on the following pages and to the corporate presentation which will be posted on NorthStar’s website, www.nrfc.com.

Asset Management Business

During the first quarter 2013, NorthStar earned $4.5 million of fees from its management of NorthStar Income.  In addition, during the first quarter 2013, NorthStar received management and other fees from its consolidated CDOs of $4.5 million, which are eliminated on NorthStar’s consolidated statement of operations.

NorthStar Income raised $887 million of total capital through April 30, 2013, including $287 million year to date and $108 million in April, through NorthStar Realty Securities, LLC, NorthStar’s wholly-owned broker-dealer. NorthStar Realty Securities, LLC currently has total signed selling agreements, on behalf of Northstar Income, with broker-dealers covering more than 74,000 registered representatives.  NorthStar expects to earn annual net fees approximately equal to three percentage points based on total capital raised for each of our current non-traded REITs.

In 2013, we, through our wholly-owned subsidiary, made an aggregate of $336 million of investments on behalf of NorthStar Income.

Liquidity, Financing and Capital Markets Highlights

As of May 1, 2013, unrestricted cash was approximately $284 million.

In February 2013, NorthStar issued 34.5 million shares of its common stock at a public offering price of $8.39 per share and received net proceeds of $280 million.

In March 2013, NorthStar entered into a $200 million credit facility with Deutsche Bank AG, Cayman Island Branch which will be used to finance loan originations and has a term of five years, including extension options that are subject to satisfaction of customary conditions.

In April 2013, NorthStar issued 8 million shares of its new 8.5% Series D Preferred Stock at a par value of $25 per share and received net proceeds of $194 million.

Currently, NorthStar’s only near-term unsecured corporate debt obligations relate to its exchangeable senior notes, of which $36 million principal amount of 11.5% notes are due in June 2013 and $13 million principal amount of 7.25% notes are payable in June 2014 at the holders’ option.

In April 2013, NorthStar sent a notice to the issuer of N-Star Real Estate CDO II (the “CDO II”) exercising its option to redeem (the “Redemption”) all of the outstanding bonds issued by CDO II.  NorthStar owns $71 million par amount of CDO II bonds that it repurchased in the open market at an aggregate purchase price of $36 million.  NorthStar expects that the proceeds from the Redemption will repay all or substantially all of NorthStar’s repurchased CDO II bonds. If the Redemption is completed, NorthStar will deconsolidate N-Star Real Estate CDO II.  There is no assurance that the Redemption will be completed on the terms anticipated, if at all.

Portfolio Management

As of March 31, 2013, NorthStar did not have any loans on non-performing status (“NPL”) compared to one loan with a $13 million aggregate principal amount and a $7 million carrying value at December 31, 2012.  NorthStar categorizes a loan as a NPL if it is in maturity default and/or is past due 90 days on its contractual debt service payments.

During the first quarter 2013, NorthStar recorded $2.3 million of net provision for loan losses, compared to $3.3 million of net provision for loan losses during the fourth quarter 2012.  As of March 31, 2013, loan loss reserves totaled $153 million, or 7% of total loans, related to 11 loans with a carrying value of $189 million.

As of March 31, 2013, NorthStar’s net lease portfolio was 95% leased with a 5.5 year weighted average remaining lease term.  As of March 31, 2013, NorthStar’s healthcare portfolio that was leased to third-party operators was 99% leased with a weighted average lease coverage of 1.24x and a 6.7 year weighted average remaining lease term.  As of March 31, 2013, NorthStar’s manufactured housing communities portfolio, including the $865 million portfolio acquired on April 5, 2013, was 86% leased.  For additional details regarding NorthStar’s manufactured housing communities portfolio, please refer to the tables on the following pages.

Stockholders’ Equity

As of March 31, 2013, NorthStar had 208,583,630 total common shares and operating partnership units outstanding and $25 million of non-controlling interests relating to its operating partnership.  GAAP book value per share was $5.31 at March 31, 2013, which includes negative GAAP equity in certain of our non-recourse CDO financings due to non-cash fair value adjustments.  Adjusted book value at March 31, 2013 would be $6.78 per share, exclusive of certain unrealized and other adjustments, loan loss reserves and accumulated depreciation and amortization.

The adjusted book value does not take into consideration any value related to the in-place and anticipated advisory fee income streams generated by NorthStar’s sponsored, non-traded REIT vehicles and NorthStar’s CDO management fees.  NorthStar expects over $40 million of net asset management fees in 2013.  For a reconciliation of adjusted book value per share to GAAP book value per share, please refer to the tables on the following pages.

Common Dividend Announcement

On May 1, 2013, NorthStar announced that its Board of Directors declared a cash dividend of $0.19 per share of common stock, payable with respect to the quarter ended March 31, 2013.  The dividend is expected to be paid on May 17, 2013 to shareholders of record as of the close of business on May 13, 2013. The Company’s common shares will begin trading ex-dividend on May 9, 2013.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2013 financial results on May 3, 2013, at 9:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, president; Daniel Gilbert, chief investment and operating officer; and Debra Hess, chief financial officer.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-9205, or for international callers, by dialing 480-629-9645.

A replay of the call will be available one hour after the call through Friday, May 10, 2013 by dialing 800-406-7325 or, for international callers, 303-590-3030, using pass code 4615468.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a diversified commercial real estate investment and asset management company that is organized as an internally managed REIT.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations (Unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012

Net interest income
Interest income	$70,335	$80,816
Interest expense on debt and securities	11,397	13,734
Net interest income on debt and securities	58,938	67,082

Other revenues
Rental and escalation income	38,896	27,662
Commission income	16,940	7,399
Advisory and other fees - related party	4,508	517
Other revenue	544	104
Total other revenues	60,888	35,682
Expenses
Other interest expense	26,250	21,130
Real estate properties — operating expenses	7,031	4,686
Asset management expenses	2,918	2,284
Commission expense	15,369	6,580
Transaction costs	3,753	2,233
Provision for loan losses, net	2,336	6,840
General and administrative
Salaries and equity-based compensation (1)	18,330	13,199
Other general and administrative	5,026	3,953
Total general and administrative	23,356	17,152
Depreciation and amortization	15,074	12,215
Total expenses	96,087	73,120
Income (loss) from operations	23,739	29,644
Equity in earnings (losses) of unconsolidated ventures	8,313	(501)
Other income (loss)	—	20,258
Unrealized gain (loss) on investments and other	13,585	(95,406)
Realized gain (loss) on investments and other	4,082	15,352
Income (loss) from continuing operations	49,719	(30,653)
Income (loss) from discontinued operations	(23)	96
Net income (loss)	49,696	(30,557)
Less: net (income) loss allocated to non-controlling interests	(1,733)	1,963
Preferred stock dividends	(11,341)	(5,323)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$36,622	$(33,917)

Earnings (loss) per share:
Income (loss) per share from continuing operations (basic)	$0.21	$(0.33)
Income (loss) per share from discontinued operations (basic)	—	—
Basic	$0.21	$(0.33)
Diluted	$0.20	$(0.33)

Weighted average number of shares:
Basic	176,675,176	102,247,118
Diluted	188,213,000	107,393,827
Dividends declared per share of common stock	$0.19	$0.15

(1)                                 The three months ended March 31, 2013 and 2012 include $6.0 million and $2.3 million, respectively, of equity-based compensation expense.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands, except share data)

	March 31, 2013	December 31,
	(Unaudited)	2012

Assets
Cash and cash equivalents	$393,709	$444,927
Restricted cash	222,861	360,075
Operating real estate, net	1,527,228	1,401,658
Real estate securities, available for sale	1,151,217	1,124,668
Real estate debt investments, net	1,792,653	1,832,231
Investments in and advances to unconsolidated ventures ($268,329 at fair value as of March 31, 2013)	379,111	111,025
Receivables, net of allowance of $1,889 as of March 31, 2013 and $1,526 as of December 31, 2012	57,121	28,413
Receivables, related parties	12,307	23,706
Unbilled rent receivable, net of allowance of $328 as of March 31, 2013	16,996	16,129
Derivative assets, at fair value	12,420	6,229
Deferred costs and intangible assets, net	93,686	97,700
Assets of properties held for sale	1,595	1,595
Other assets	77,525	65,422
Total assets(1)	$5,738,429	$5,513,778

Liabilities
CDO bonds payable	$1,950,787	$2,112,441
Mortgage notes payable	1,114,890	1,015,670
CMBS bonds payable	98,053	98,005
Secured term loan	14,623	14,664
Credit facilities	55,505	61,088
Exchangeable senior notes	290,831	291,031
Junior subordinated notes, at fair value	206,794	197,173
Accounts payable and accrued expenses	56,199	45,895
Escrow deposits payable	88,062	90,032
Derivative liabilities, at fair value	155,080	170,840
Other liabilities	84,845	86,075
Total liabilities(2)	4,115,669	4,182,914

Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, $536,640 aggregate liquidation preference as of March 31, 2013 and December 31, 2012, respectively	504,018	504,018
Common stock, $0.01 par value, 500,000,000 shares authorized, 198,263,269 and 163,607,259 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	1,982	1,636
Additional paid-in capital	1,476,158	1,195,131
Retained earnings (accumulated deficit)	(375,730)	(376,685)
Accumulated other comprehensive income (loss)	(18,883)	(22,179)
Total NorthStar Realty Finance Corp. stockholders’ equity	1,587,545	1,301,921
Non-controlling interests	35,215	28,943
Total equity	1,622,760	1,330,864
Total liabilities and equity	$5,738,429	$5,513,778

(1) Assets of consolidated VIEs included in the total assets above:
Restricted cash	$179,777	$320,815
Operating real estate, net	437,706	342,461
Real estate securities, available for sale	1,033,975	1,015,972
Real estate debt investments, net	1,428,536	1,478,503
Investments in and advances to unconsolidated ventures	59,646	59,939
Receivables, net of allowance	16,424	16,609
Unbilled rent receivable	2,702	2,125
Deferred costs and intangible assets, net	35,871	37,753
Assets of properties held for sale	1,595	1,595
Other assets	6,986	12,689
Total assets of consolidated VIEs	$3,203,218	$3,288,461

(2) Liabilities of consolidated VIEs included in the total liabilities above:
CDO bonds payable	$1,950,787	$2,112,441
Mortgage notes payable	290,483	228,446
Secured term loan	14,623	14,664
Accounts payable and accrued expenses	13,368	13,626
Escrow deposits payable	66,021	67,406
Derivative liabilities, at fair value	155,080	170,840
Other liabilities	24,057	25,144
Total liabilities of consolidated VIEs	$2,514,419	$2,632,567

NorthStar Realty Finance Corp.

Consolidated Statements of Cash Flows (Unaudited)

($ in thousands, except share data)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$49,696	$(30,557)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) loss of unconsolidated ventures	(8,313)	501
Depreciation and amortization	15,074	12,306
Amortization of premium/discount on investments	(13,054)	(19,957)
Interest accretion on investments	(321)	(337)
Amortization of deferred financing costs	1,404	860
Amortization of equity-based compensation	6,018	2,329
Unrealized (gain) loss on investments and other	(30,339)	73,862
Realized gain (loss) on investments and other / other income	(4,082)	(15,610)
Reversal of accrued loss contingency and other costs	—	(22,041)
Distributions from unconsolidated ventures	8,471	252
Amortization of capitalized above/below market leases	(398)	(284)
Unbilled rent receivable	(898)	(686)
Provision for loan losses, net	2,336	6,840
Allowance for uncollectable accounts	744	118
Other	73	—
Discount and loan fees received	2,629	888
Changes in assets and liabilities:
Restricted cash	3,979	(3,002)
Receivables	(2,597)	(5,340)
Other assets	2,646	9,982
Receivables, related parties	(396)	2,489
Accounts payable and accrued expenses	10,297	(23,792)
Other liabilities	(295)	(216)
Net cash provided by (used in) operating activities	42,674	(11,395)
Cash flows from investing activities:
Acquisitions of operating real estate, net	(117,184)	(7,650)
Improvements of operating real estate	(2,772)	(399)
Deferred costs and intangible assets	(136)	(267)
Net proceeds from disposition of operating real estate	—	5,068
Acquisitions of real estate securities, available for sale	—	(54,871)
Proceeds from sales of real estate securities, available for sale	20,114	100,562
Repayments on real estate securities, available for sale	67,927	29,840
Originations/acquisitions of real estate debt investments	(11,757)	(47,781)
Repayments on real estate debt investments	20,530	63,120
Proceeds from sales of real estate debt investments	—	5,343
Change in restricted cash	(3,239)	(4,958)
Other assets	(26,570)	3,302
Investment in and advances to unconsolidated ventures	(264,844)	(1,165)
Distributions from unconsolidated ventures	9,987	169
Net cash provided by (used in) investing activities	(307,944)	90,313
Cash flows from financing activities:
Purchase of derivative instruments	(9,560)	—
Settlement of derivative instruments	—	(8,163)
Borrowings from mortgage notes	101,756	4,500
Repayments of mortgage notes	(2,536)	(2,168)
Borrowings under credit facilities	8,060	9,607
Repayments of credit facilities	(13,643)	(4,041)
Proceeds from CDO bond reissuance	—	7,558
Proceeds from CDO bonds	—	10,000
Repayments of CDO bonds	(230,454)	(141,295)
Repurchases of CDO bonds	(6,543)	(7,450)
Repayments of secured term loans	(41)	—
Payment of deferred financing costs	(1,833)	(88)
Change in restricted cash	137,089	5,713
Repurchases and repayment of exchangeable senior notes	(1,000)	—
Net proceeds from preferred stock offering	—	35,198
Net proceeds from common stock offering	280,364	90,312
Proceeds from dividend reinvestment and stock purchase plan	58	43
Dividends (common and preferred)	(47,008)	(20,322)
Contributions from non-controlling interests	1,423	—
Distributions / repayments to non-controlling interests	(2,080)	(8,890)
Net cash provided by (used in) financing activities	214,052	(29,486)
Net increase (decrease) in cash and cash equivalents	(51,218)	49,432
Cash and cash equivalents—beginning of period	444,927	144,508
Cash and cash equivalents—end of period	$393,709	$193,940

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  These include: Cash Available for Distribution, Funds From Operations and Adjusted Funds From Operations.   NorthStar believes these terms can be useful measures of its performance, which are further defined below.

Cash Available for Distribution (“CAD”)

CAD is a non-GAAP financial measure. NorthStar calculates CAD by adjusting net cash provided by (used in) operating activities to deduct preferred stock dividends; to reflect actual distributions received related to income earned in joint ventures; to reflect timing differences related to certain G&A expenses and corporate borrowing payments; to reflect timing differences related to non-capitalized transaction costs that are amortized over the life of the investment for purposes of CAD; to include amortization of discounts related to repurchased CDO bonds, investments owned outside CDOs and similar income items; and to exclude one-time events pursuant to changes in GAAP and certain other non-recurring items.

NorthStar believes that CAD provides investors and management with a meaningful indicator of the operating performance of the Company. NorthStar management also uses CAD, among other measures, to evaluate profitability and the Board of Directors considers CAD in determining NorthStar’s quarterly cash dividends.  CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.

CAD should not be considered as an alternative to net income (determined in accordance with GAAP) or as an indication of our cash from operating activities (determined in accordance with GAAP) or a measure of our liquidity or profitability.  In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Reconciliation of Cash Available for Distribution

(Amounts in thousands except per share data)

Three Months Ended
March 31, 2013

Net cash provided by operating activities	$42,674

Preferred stock dividends	(11,341)
Adjustment for joint ventures	(153)
Timing differences related to G&A and corporate borrowings	(4,905)
Timing differences related to non-capitalized transaction costs	928
Amortization of discounts and other (1)	11,375

CAD	$38,578

CAD per share (2)	$0.21

(1)         Realized discounts related to repurchased CDO bonds totaled $53 million in 2012 and are currently expected to be approximately $60 million in 2013. For CAD, realized discounts on CDO bonds are assumed to equal annual amortization of total expected cash discount over a 5.7 year weighted average remaining life as of January 1, 2013.

(2)         CAD per share does not take into account any potential dilution from exchangeable notes, warrants or restricted stock units that are subject to performance metrics that are not currently achieved.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.    FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•     an adjustment to reverse the effects of transaction costs;

•                  an adjustment to reverse the effects of the straight-lining of rental income or expense and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains (losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

Funds  from Operations (FFO) and Adjusted Funds from Operations (AFFO) ($ in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Funds from operations:
Income (loss) from continuing operations	$49,719	$(30,653)
Non-controlling interests(1)	—	260
Net income (loss) before non-controlling interest in Operating Partnership	49,719	(30,393)

Adjustments:
Preferred stock dividends	(11,341)	(5,323)
Depreciation and amortization	14,375	10,829
Funds from discontinued operations	(23)	187
Real estate depreciation and amortization, unconsolidated ventures	197	207
Funds from operations	52,927	(24,493)

Adjusted funds from operations:
Funds from operations	52,927	(24,493)
Transaction costs	3,753	2,233
Straight-line rental income, net	(859)	(670)
Straight-line rental income/expense and amortization of above/below market leases, unconsolidated ventures	229	234
Amortization of deferred financing costs	1,404	860
Amortization of above/below market leases	(398)	(258)
Amortization of equity-based compensation	6,018	2,329
Unrealized (gain) loss from fair value adjustments	(30,339)	73,862
Adjusted funds from operations	$32,735	$54,097

FFO per share of common stock (2)	$0.29	$(0.23)
AFFO per share of common stock (2)	$0.18	$0.50

(1)         Amount excludes non-controlling limited partner interest in NorthStar’s operating partnership.

(2)         FFO and AFFO per share does not take into account any potential dilution from exchangeable notes, warrants or restricted stock units that are subject to performance metrics that are not currently achieved.

Assets Under Management at March 31, 2013 (1)

($ in thousands)

	Amount(2)%

CRE Debt
First mortgage loans	$1,562,006	18.0%
Mezzanine loans	413,720	4.8%
Credit tenant and term loans	227,334	2.6%
Subordinate mortgage interests	120,536	1.4%
Other(3)	374,548	4.3%
Total CRE debt	2,698,144	31.1%

Real Estate
Net lease	401,286	4.6%
Healthcare	573,852	6.6%
Manufactured housing communities	1,191,353	13.7%
Private equity fund interests	268,329	3.1%
Multifamily	54,172	0.6%
Total real estate	2,488,992	28.6%

Asset Management
NorthStar Income(4)	1,069,240	12.3%

CRE Securities(5)
CMBS	2,090,644	24.1%
Third-party CDO notes	190,779	2.2%
Other securities	145,397	1.7%
Total CRE securities	2,426,820	28.0%
Grand total	$8,683,196	100.0%

(1)	Includes $865 million of manufactured housing communities purchased in April 2013.
(2)

Based on principal amount of CRE debt and security investments and the cost basis of our real estate. Any real estate owned (either directly or through a joint venture) as a result of taking title to a property through foreclosure, deed in lieu or otherwise (“taking title to a property”) reflects the principal amount of the loan at time of foreclosure.

(3)	Primarily related to real estate owned (either directly or through a joint venture) as a result of taking title to a property.
(4)	Based on consolidated total assets.
(5)	Includes $2.3 billion of CRE securities that serve as collateral in our CDO financing transactions.

Investments

2013 Year to Date through May 3, 2013

($ in millions)

NorthStar Balance Sheet Investments	Assets	Invested Equity	Expected Current Yield(1)

Opportunistic	$295	$289	22%
Real estate portfolio	1,077	269	14%
CRE loans	204	119	13%

Total / weighted average	$1,576	$677	17%

Investments - NorthStar non-traded REIT	$336	$244

Total Investments	$1,912	$921

(1) Management provides no assurances that the weighted average life or cash flows of investments will be consistent with management’s expectations or that the CDO bonds, originated loans or other investments, will payoff at par, if at all. Actual results could differ materially from those presented.

Balance Sheet Holdings of NorthStar CDO Bonds (1)

At May 3, 2013

($ in thousands)

Principal
Based on original credit rating:	Amount (2)

AAA	$114,112
AA through BBB	400,907
Below investment grade	194,043
Total	$709,062

Weighted average original credit rating of repurchased CDO bonds	A / A2

Weighted average purchase price of repurchased CDO bonds	32%

(1)    Unencumbered CDO bonds are owned by NorthStar. The majority of CDO bonds are eliminated with the corresponding liability of the respective CDO on NorthStar’s consolidated financial statements.

(2)    Represents the maximum amount of principal proceeds that could be received.  There is no assurance NorthStar will receive the maximum amount of principal proceeds.

PE Fund JV Investment

($ in millions)

Total PE Fund JV

Number of funds closed	45
Number of general partners of closed funds	24
Reported NAV at June 30, 2012	$789
Reported NAV as a percentage of net cost(1)	72%
Reported NAV growth(2)	7%
Underlying assets, at cost	$30,800
Number of investments	Approximately 900
Implied leverage(3)	51%

Our Proportionate Share of the PE Fund JV

Distributions earned through March 31, 2013:

Income	$8
Return of capital	33
Total distributions	$41

Contributions	$(20)
Net cash	$21

Expected future capital contributions	$33

(1)         Net cost represents total funded capital less distributions received, excluding any distributions in excess of contributions for funds representing 2% of reported NAV.

(2)         Amount represents reported NAV growth from June 30, 2012 through December 31, 2012 based on approximately two-thirds of the funds that have reported results as of December 31, 2012.  Excludes one fund that was purchased at a different price than the other funds.

(3)         Represents implied leverage for funds with investment-level financing.

PE Funds by Underlying Investment Type (1)

As of June 30, 2012

Type	%
Lodging	17.8%
Office	11.9%
Residential/Condo	10.2%
Cash	9.3%
Multifamily	8.5%
Debt	8.3%
Land	7.8%
Healthcare	7.0%
Financial Services	5.3%
Operating Companies	4.8%
Retail	3.8%
Other	3.1%
Industrial	2.2%

Total	100.0%

(1)  Based on individual fund financial statements.

CDOs primarily backed by CRE Debt

($ in thousands)

	N-Star IV	N-Star VI	N-Star VIII	CSE		CapLease
Issue/Acquisition Date	Jun-05	Mar-06	Dec-06	Jul-10		Aug-11		Total
Balance sheet as of March 31, 2013 (1)
Assets, principal amount	$354,847	$456,810	$939,664	$869,572		$163,527		$2,784,420
CDO bonds, principal amount (2)	232,756	355,074	710,206	798,088		144,078		2,240,202
Net assets	$122,091	$101,736	$229,458	$71,484		$19,449		$544,218
CDO quarterly cash distributions and coverage tests (3)

Equity notes and retained original below investment grade bonds	$1,593	$782	$3,246	$8,044		$653		$14,318
Collateral management and other fees	266	464	928	1,742		84		3,484

Interest coverage cushion (1)	1,545	899	4,198	5,388		387

Overcollateralization cushion (1)	52,485	58,535	135,336	79,203		9,206
At offering	19,808	17,412	42,193	(151,595	)(4)	5,987	(5)

(1)         Based on remittance report issued on date nearest to March 31, 2013.

(2)         Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by NorthStar.

(3)         Interest coverage and overcollateralization coverage to the most constrained class.

(4)         Based on trustee report as of June 24, 2010, closest to the date of acquisition.

(5)         Based on trustee report as of August 31, 2011, closest to the date of acquisition.

CDOs primarily backed by CRE Securities

($ in thousands)

	N-Star I	N-Star II	N-Star III	N-Star V	N-Star VII	N-Star IX
Issue/Acquisition Date	Aug-03	Jul-04	Mar-05	Sep-05	Jun-06	Feb-07	Total
Balance sheet as of March 31, 2013 (1)
Assets, principal amount	$123,703	$159,208	$228,203	$329,584	$323,847	$1,038,256	$2,202,801
CDO bonds, principal amount (2)	121,621	147,165	147,608	259,935	272,228	734,544	1,683,101
Net assets	$2,082	$12,043	$80,595	$69,649	$51,619	$303,712	$519,700

CDO quarterly cash distributions and coverage tests (3)

Equity notes and retained original below investment grade bonds	$—	$—	$—	$—	$—	$2,115	$2,115
Collateral management fees	44	51	60	55	54	713	977

Interest coverage cushion (1)	NEG	1,082	NEG	NEG	NEG	2,757

Overcollateralization cushion (1)	NEG	NEG	NEG	NEG	NEG	54,764
At offering	8,687	10,944	13,610	12,940	13,966	24,516

(1)         Based on remittance report issued on date nearest to March 31, 2013.

(2)         Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by NorthStar.

(3)         Interest coverage and overcollateralization coverage to the most constrained class.

GAAP Book Value Rollforward

($ in thousands, except per share data)

		Amount	Per Share
Common book value at December 31, 2012, per share		$817,817	$4.82

Net income to common shareholders before non-controlling interest in Operating Partnership, excluding non-cash fair value adjustments included in net income (loss)		8,016	0.05

Fair value adjustments included in net income (loss):
CDO bonds payable		(72,284)	(0.43)
Trust preferred debt		(9,621)	(0.06)
Securities		96,483	0.57
Derivatives		15,761	0.09

Equity component of exchangeable senior notes		(27)	0.00

Change in other comprehensive income		3,452	0.02

Common dividends		(31,334)	(0.18)

Accretion (dilution) from additional shares issued during quarter (1)		280,230	0.43
Total net increases/(decreases)		290,676	0.49

Common book value at March 31, 2013, per share (2)(3)		$1,108,493	$5.31

Adjusted common book value at March 31, 2013, per share (3)(4)		$1,414,811	$6.78

2013 expected net asset management fees	$40,000+

(1)	Includes February common stock offering, amortization of LTIPs and issuance of common shares from Dividend Reinvestment Plan.
(2)	Common book value is calculated as total stockholder’s equity of $1.6 billion and non-controlling interest in the operating partnership of $25 million less preferred stock of $504 million.
(3)

GAAP book value per share and adjusted book value per share calculations do not take into consideration any value related to the in-place and anticipated advisory fee income streams generated by NorthStar’s sponsored, non-traded REIT vehicles and NorthStar’s CDO management fees and do not take into account any potential dilution from exchangeable notes, warrants or restricted stock units that are subject to performance metrics that are not currently achieved.

(4)

Cumulative net unrealized and other adjustments total a positive $65 million ($0.31 per share), loan loss reserves total a negative $153 million ($0.74 per share) and accumulated depreciation and amortization total a negative $218 million ($1.04 per share) as of March 31, 2013. Excluding from GAAP book value these unrealized and other adjustments, loan loss reserves and accumulated depreciation and amortization would result in adjusted book value of $6.78 per share at March 31, 2013.

Manufactured Housing Communities Portfolio

As of March 31, 2013

($ in millions)

Total Portfolio (1)

Number of communities	107
Number of pad rental sites	23,136

First year projected NOI	$79
Cost basis (2)	$1,152

NOI related to:
Pad rental sites	94%
Other	6%

WA occupancy	86%

(1) Includes manufactured housing communities portfolio acquired on April 5, 2013.

(2) Excludes pre-funded capital expenditures and our partner’s subordinate capital.

Manufactured Housing Communities Portfolio Net Operating Income by Location (1)

As of March 31, 2013

Type	%
Florida	26.2%
Utah (Salt Lake City)	25.5%
Colorado	19.1%
Kansas	8.4%
New York	8.3%
Wyoming	7.0%
Missouri	2.6%
Illinois	2.3%
Arkansas	0.6%
Total	100.0%

(1)  Includes manufactured housing communities portfolio acquired on April 5, 2013. Based on first year projected NOI of pad rental sites.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Remaining			Cost basis
Date			Square	Lease	Cost	Existing	less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Term (1)	Basis (2)	Debt	Debt

Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	4.7	$33,829	$22,554	$11,275
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	7.6	34,303	29,433	4,870
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	12.8	34,519	26,914	7,605
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	3.9	30,144	20,475	9,669
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	2.8 - 11.4	64,503	45,573	18,930
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	2.5	62,718	44,349	18,369
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	4.1	23,211	14,049	9,162
Jun-2007	Landis Logistics / East Penn	Reading, PA	609,000	3.1 - 4.8	26,223	17,998	8,225
Jul-2006	Northrop Grumman Space & Mission Systems Corp.	Aurora, CO/Denver	183,529	2.2	42,400	31,589	10,811
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	2.2 - 4.3	22,221	16,302	5,919
Feb-2006	Quantum Corporation (4)	Colorado Springs, CO	406,207	2.9 - 7.9	27,215	17,194	10,021

Total NRFC NNN Holdings, LLC Portfolio			3,169,065	5.5	$401,286	$286,430	$114,856

(1) Remaining lease term as of March 31, 2013.  Total represents weighted average based on cost basis.

(2) Cost basis includes capitalized expenditures since acquisition.

(3) Six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) Dollar amounts shown are 50% of total relating to NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended March 31, 2013				Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	NOI Less Debt Service	Market Cap (1)	Actual Credit Rating

Alliance Data Systems Corp.	$632	$624	$(455)	$169	8,302	not rated
Citigroup, Inc.	538	531	(510)	21	143,321	A- / A
Covance, Inc.	638	633	(517)	116	4,128	not rated
Credence Systems Corp.	706	701	(447)	254	312	not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,323	1,266	(964)	302	5,697	not rated	(2)
Electronic Data Systems Corp.	1,508	1,499	(824)	675	13,900	not rated
GSA - U.S. Department of Agriculture	648	411	(264)	147	N/A	implied AAA
Landis Logistics / East Penn	313	256	(332)	(76)	N/A	not rated
Northrop Grumman Space & Mission Systems Corp.	887	886	(617)	269	17,313	BBB+/Baa2
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	468	466	(303)	163	362	B/B2	(3)
Quantum Corporation (50%)	491	484	(326)	158	330	not rated

Total	$8,152	$7,757	$(5,559)	$2,198

(1) Based on information from Bloomberg at close of market on March 31, 2013 and presented in millions.

(2) Dick’s Sporting Goods, Inc. is not rated by the major credit rating agencies.  PetSmart, Inc. is rated BB+ by S&P.

(3) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, adverse economic conditions and the impact on the commercial real estate industry; access to debt and equity capital and our liquidity; our use of leverage; our ability to meet various coverage tests with respect to our CDOs; our ability to obtain mortgage financing on our real estate portfolio; the affect of economic conditions on the valuations of our investments; our ability to source and close on attractive investment opportunities; our ability to grow our asset management business by raising capital for, and effectively implementing the business plans of, the companies we sponsor and advise in particular our sponsored companies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash generated from these investments and available for distribution; whether we will produce higher CAD per share in the coming quarters, or ever; the impact of economic conditions on the borrowers of the commercial real estate debt we originate and acquire the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest, as well as on the tenants/operators of our real property that we own; our ability to realize the value of the bonds we have purchased and retained in our CDO financing transactions and other securitized financing transactions and our ability to complete securitized financing transactions on terms that are acceptable to us, or at all; our ability to realize current and expected return over the life of our investments; any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise; credit rating downgrades; tenant/operator or borrower defaults or bankruptcy; illiquidity of properties in our portfolio; our ability to manage our costs in line with our expectations and the impact on our cash available for distribution; environmental compliance costs and liabilities; effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims; competition for investment opportunities; our ability to close the remaining interests in private equity real estate funds described in this press release; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts arising from our asset management business; changes in laws or regulations governing various aspects of our business; the loss of our exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended; competition for qualified personnel and our ability to retain key personnel; the effectiveness of our portfolio management systems; failure to maintain effective internal controls; compliance with the rules governing real estate investment trusts; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward-looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission; could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772